EXHIBIT 10.9

FHLBank San Francisco
2016 EXECUTIVE INCENTIVE PLAN

PLAN PURPOSE
To optimize individual and Bank performance in accomplishing Board-approved goals and objectives.

PLAN OBJECTIVES
To motivate Bank executives to exceed individual and Bank goals that support the Bank’s mission and strategic plan. To attract and retain outstanding executives by providing a competitive total compensation program, including an annual incentive award opportunity.

ELIGIBILITY
Participants are Bank executive officers whose performance has a major impact on the Bank’s success. The 2016 participants are the incumbents in the Bank’s senior officer positions, including:

Executive Vice President
Senior Vice President, Chief Risk Officer
Senior Vice Presidents (excluding the Senior Vice President, Director of Internal Audit - participates in the Audit Executive Incentive Plan)

Participants must be employed by the Bank through January 1, 2017 to be eligible for an incentive award under the 2016 plan. Participants hired, promoted, or who have a leave of absence during the plan year are eligible to participate on a pro-rata basis. Participants hired or promoted on or after October 1st may be eligible to participate during the current plan year at the discretion of the Board.

INCENTIVE GOALS AND MEASURES

Incentive Goals
For each participant there are individual goals and Bank goals, which are weighted for each participant. The individual goals support the Bank-wide goals (See 2016 Short-Term Incentive Plan Goals and Measures) and objectives.

The three Bank goals for 2016 are:

1.    2016 Risk Management Goal: Continue to enhance and advance the function and approaches to the Bank’s risk management.
2.    2016 Franchise Enhancement Goal: Position the Bank and the FHLBank System to remain an integral component of the changing housing and financial services markets. Continue to meet the Bank's mission objectives within these markets as they are currently structured, but also influence and adapt to structural changes in those markets.
3.    2016 Community Investment Goal: Support and promote the Bank’s Affordable Housing Program and Community Investment Programs.
Incentive Goal Achievement Measures
The plan levels of goal achievement are as follows:

Achievement Level	Measure Definition
Far Exceeds	The most optimistic achievement level that far exceeds expected performance.
Exceeds	An optimistic achievement level that exceeds expected performance.
Meets	Performance that is expected under the Bank's plan.
Threshold	Minimum level of performance that must be achieved for awards to be paid.

Actual achievement of Bank goals is subject to adjustment for changes resulting from changes in financial strategies or policies, any significant change in Bank membership, as well as other factors determined by the Board. Impacts of OTTI credit charges are excluded from the achievement levels and measurement of performance for the Adjusted Return on Capital Spread component of the Franchise Enhancement Goal. Impacts of dividend benchmark variances to plan are excluded from the measurement of Adjusted Return on Capital Spread performance.

January 2016

AWARD DETERMINATION AND OPPORTUNITY
All plan participant awards will be based on success in achieving individual and Bank goals, and on overall performance. In the case of the Bank goals, the same achievement levels apply to all participants. At yearend, accomplishments will be assessed and a percentage of achievement will be determined for each goal and any award determination shall be approved by the Board.

Percentage of Goal Achievement Scale	Aggregate Goal Achievement	Award Range (Percentage of 2016 Base Salary) EVP/SVP
0% - 150%	150% = Far Exceeds	50.0%
	125% = Exceeds	48.0%
	100% = Meets	40.0%
	75% = Threshold	20.0%

For each goal, the percentage of achievement will be multiplied by the applicable goal weights. Each weighted achievement will then be added to determine the total weighted achievement. The basis for each participant’s award opportunity is total weighted achievement. Total weighted achievement from Threshold achievement level (75-99%) is below the Meets achievement level and, therefore, results in an award less than one granted for achieving the Meets achievement level. Total weighted achievement below the Threshold achievement level normally will not result in an incentive award. The Board of Directors has full discretion to modify any and all goals, achievement levels, and incentive payments to account for matters not specifically addressed in the plan, subject to review by the Federal Housing Finance Agency, as required. Incentive compensation reductions may be made, but are not limited to the following circumstances: (i) if errors or omissions result in material revisions to the Bank’s financial results, information submitted to a regulatory or a reporting agency, or information used to determine incentive compensation payouts; (ii) if information submitted to a regulatory or a reporting agency is untimely; or, (iii) if the Bank does not make appropriate progress in the timely remediation of examination, monitoring, or other supervisory findings and matters requiring attention.

APPROVAL OF INCENTIVE AWARDS
All incentive awards must be approved by the President and the Board of Directors prior to payment, including an award for achievement below Threshold. Awards will be considered by the Board of Directors at the January 2017 Board meeting, or as soon thereafter as reasonably practicable.

TIMING OF PAYMENT OF INCENTIVE AWARDS
Payment of an incentive award, if any, will be paid in the taxable year immediately following the end of the performance period and no later than 60 days after the date that the Board of Directors’ approval of such award becomes effective.

PLAN ADMINISTRATION AND IMPLEMENTATION
The President is responsible for overseeing the administration and interpretation of the plan.

The plan is intended to be exempt from Section 409A of the Internal Revenue Code and the provisions of the plan shall be construed and interpreted consistent with such intent.

2016 Executive Officer Goal Weights
	Executive Vice President and Senior Vice Presidents		Senior Vice President, Chief Risk Officer
	Corporate Goal Weights	Goal Weight (includes individual goals)	Corporate Goal Weights	Goal Weight (includes individual goals)
Individual	N/A	10.0%	N/A	10.0%
Risk Management	30.0%	27.0%	60.0%	54.0%
Franchise Enhancement	50.0%	45.0%	26.0%	23.4%
Community Investment	20.0%	18.0%	14.0%	12.6%
Total	100.0%	100.0%	100.0%	100.0%

All compensation and incentive plans are subject to review and revision at the Bank’s discretion. Such plans are reviewed regularly to ensure they are competitive and equitable. Executive Officer compensation and benefit programs are subject to Federal Housing Finance Agency review and oversight, and payments made under such programs may not become effective until after the Agency's non-objection under applicable laws and regulations in effect from time to time.

January 2016

2016 Short-Term Incentive Plan Goals and Measures

2016 Goals	2016 Goal Components	Goal Weight	Goal Component Weight	2016 Short-Term Incentive Plan Goal Measures
1) RISK MANAGEMENT		30%
In the event of a Significant Deficiency or Material Weakness in internal control over financial reporting, a significant operations loss, or a significant noncompliance with Bank policy as described in the Bank’s Risk Management Policy, the Board of Directors will assess the impact and appropriate adjustment to the Risk Management goal achievement level, if any.

	A) Strategic Sourcing and Vendor Management		50%	75%:	threshold
				•	Strategic Sourcing: Adopt new Bank Purchasing Policy
				•	Vendor Management: Adopt Risk Management Tool for assessment and diligence of the Bank's Strategic vendors
				100%:	75% achievement, plus:
				•	Strategic Sourcing: Attain 40% spend under management (SUM)
				•	Vendor Management: Rationalize vendor base into Strategic, Preferred, and Tactical vendor categories
				125%:	100% achievement, plus:
				•	Strategic Sourcing: Attain 50% SUM
				•	Vendor Management: Adopt Risk Management Tool for assessment and diligence of Preferred vendors
				150%:	125% achievement, plus:
				•	Strategic Sourcing: Attain 60% SUM
				•	Vendor Management: Adopt Risk Management Tool for assessment and diligence of Tactical vendors
	B) Business Continuity		50%	75%:	Develop and establish Business Continuity Management (BCM) Program Standards
				100%:	Achieve 50% of targets in the BCM Program Planning and Exercise Standards
				125%:	Achieve 50% of targets in the BCM Program Threat Analysis and Crisis Management Standards
				150%:	Achieve 75% of targets in the BCM Program Education, Awareness and Training, and BCM Program Governance and Reporting Standards
2) FRANCHISE ENHANCEMENT		50%
	A) Financial Performance		35%	Adjusted Return on Capital Spread
					75%	100%	125%	150%
					3.27%	3.52%	3.77%	4.02%
				Achievement level targets and measured performance exclude OTTI credit charges.
	B) Technology		25%	75%:	Complete 2 strategic technology initiatives: [Technology Resiliency-Phase I and Vendor/Procurement Management]
				100%:	75% achievement, plus: complete 2 additional (total of 4) strategic technology initiatives
				125%:	100% achievement, plus: complete 2 additional (total of 6) strategic technology initiatives
				150%:	125% achievement, plus: complete 2 additional (total of 8) strategic technology initiatives
				Calypso Upgrade not included in the total, given dependency on the vendor to release the product before the upgrade can begin.
	C) Member Business		20%		Advances and Letters of Credit (LC) Volume Average Outstanding Daily Balance ($Bils)
					75%	100%	125%	150%
					$[*]	$[*]	$[*]	$[*]
			5%		Mortgage Partnership Finance (MPF) Volume ($Mils)
					75%	100%	125%	150%
					$[*]	$[*]	$[*]	$[*]
			5%		Mortgage Partnership Finance (MPF) (Conversions of New/Non-Selling PFIs)
					75%	100%	125%	150%
					[*]	[*]	[*]	[*]
				Measured by existing non-sellers or new PFIs that sell loans.
			10%		Recruitment (# of New Members)
					75%	100%	125%	150%
					7	9	11	13
3) COMMUNITY INVESTMENT		20%
	CIP/ACE Advances, Letters of Credit and AHEAD (# of Members)		100%	(# of Members)
					75%	100%	125%	150%
					38	41	44	47

[*]  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion

January 2016